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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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   Date of Report (Date of earliest event reported)           December 28, 1999
                                                              -----------------



                         CENTURY BUSINESS SERVICES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


                         Delaware                                22-2769024
                         --------                                ----------
              (State or other jurisdiction of                 (I.R.S. Employer
              incorporation or organization)                 Identification No.)


                                     0-25890
                                     -------
                            (Commission File Number)


                   6480 Rockside Woods Blvd., South, Suite 330
                              Cleveland, Ohio 44131
                    (Address of principal executive offices)
                                   (Zip Code)
       Registrant's telephone number, including area code (216) 447-9000.
                                                          ---------------




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         Century Business Services, Inc. (the "Company") is filing this Current
Report on Form 8-K/A to amend its Current Report on Form 8-K dated December 28, 1999 and filed December 30, 1999 to clarify its rationale regarding its recent decision to shorten its period of goodwill amortization from 40 years to a more conservative 15 years, effective October 1, 1999.

ITEM 5. OTHER EVENTS.

         On December 28, 1999, the Company announced, among other things, that it had decided to shorten its period of goodwill amortization from 40 years to a more conservative 15 years, beginning October 1, 1999. The Company's decision was based on its requirement under APB Opinion No. 17, Intangible Assets, to continually evaluate its goodwill amortization period to determine whether later events and circumstances warrant a revision to estimates previously used. Factors used by the Company in its re-evaluation included, among other things, regulatory provisions that may limit the maximum useful life of goodwill, the effects and actions of competitors, its current consolidation and national branding efforts, and other general economic factors.

         The Financial Accounting Standards Board recently issued an exposure draft that includes a provision to reduce the period of amortization of goodwill from a maximum of 40 years to 20 years or less. Also, the competitive landscape of the outsourced business services industry has changed dramatically over the past several months, including an increased number of competitors in the industry, recent publicity about larger competitors concerning the potential spin-off of their consulting practices (i.e., Big Five), and the continued emphasis on consolidation and strategic alliances across industry lines in this marketplace. Finally, the Company's recently announced consolidation and ongoing branding efforts may impact its workforce and existing client relationships

         As a result of the factors discussed above, the Company has decided to shorten its goodwill amortization period to a more conservative 15 years from 40 years, beginning October 1, 1999. Although the Company's decision will reduce earnings per share in future periods due to the accelerated amortization schedule, it will not affect earnings before interest, taxes, depreciation, and amortization (EBITDA), cash flow, or other solid business fundamentals. The non-cash impact of this amortization change on the Company's net income for the three months ended December 31, 1999 and the year ended December 31, 2000 will be approximately $4.3 million ($0.043 per diluted share) and $16 million ($0.16 per diluted share), respectively. Had the Company adopted the change on January 1, 1999, the non-cash impact of this amortization change on the Company's net income for the nine months ended September 30, 1999 would have been approximately $9.7 million ($0.11 per diluted share).

ITEM 7. EXHIBITS -- NONE.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CENTURY BUSINESS SERVICES, INC.


Date: January 27, 2000                       /s/ Charles D. Hamm, Jr.
                                             --------------------------------
                                             Charles D. Hamm, Jr.
                                             Chief Financial Officer